Exhibit 99.1
Insperity Announces Second Quarter Results
HOUSTON – August 1, 2025 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the second quarter ended June 30, 2025. Insperity will be hosting a conference call today at 8:30 a.m. ET to discuss these results and our updated 2025 outlook and will be posting an accompanying presentation to its investor website at http://ir.insperity.com.
•Q2 average paid WSEEs up 1% to 309,115
•Q2 revenues up 3% year-over-year
•Q2 net loss of $5 million; adjusted EBITDA of $32 million
•Q2 diluted EPS of $(0.14); adjusted EPS of $0.26
•YTD average paid WSEEs up 1% to 307,569
•YTD net income of $46 million; adjusted EBITDA of $134 million
•YTD diluted EPS of $1.22; adjusted EPS of $1.83
•Return to shareholders of $64 million during the first six months of 2025 through the repurchase of 225,000 shares at a cost of $19 million and $45 million in cash dividends
Second Quarter Results
The average number of worksite employees (“WSEE”) paid per month increased 1% from Q2 2024 to 309,115 WSEEs. Revenues in Q2 2025 increased 3% to $1.7 billion on a 3% increase in revenue per WSEE on higher pricing and the increase in paid WSEEs.
“Despite our reported Q2 results and the associated lower guidance for this year, we have experienced recent growth momentum and are executing a plan over the balance of the year that we believe lays the foundation for accelerated growth and improved profitability in 2026,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “We are also pleased to announce that Insperity HRScale, our joint solution with Workday, has a targeted go-live date with beta clients early next year, and sales and marketing efforts have begun.”
Gross profit decreased 14% to $223 million in Q2 2025 from $260 million in Q2 2024 due primarily to higher-than-expected benefits costs. Higher Q2 2025 healthcare costs were driven by continued elevated pharmacy trends and frequency of large claim activity.
Operating expenses decreased 3% to $230 million in Q2 2025 from $237 million in Q2 2024. Operating expenses included $14 million for our Workday strategic partnership in both Q2 2025 and Q2 2024.
Reported net loss was $5 million and diluted EPS was $(0.14). Adjusted EBITDA and adjusted EPS were $32 million and $0.26, respectively.
“We have made substantial progress in executing a pricing plan and implementing benefit plan design changes that we believe will address the elevated benefits cost trend environment,” said James D. Allison, executive vice president of finance, chief financial officer and treasurer. “We have continued to manage our operating expenses while investing in the Workday strategic partnership and remain focused on aligning our cost structure with our updated HR solution portfolio strategy.”
Year-to-Date Results
The average number of WSEEs paid per month increased 1% from 2024 to 307,569 WSEEs. Revenues increased by 3% to $3.5 billion on a 3% increase in revenue per WSEE and the increase in paid WSEEs.
Gross profit decreased 12% to $533 million primarily due to unfavorable results from our benefits costs program, offset in part by increased pricing and slight favorability in other direct cost areas.

Operating expenses declined slightly to $472 million as compared to the 2024 period. Operating expenses included $27 million and $19 million for our Workday strategic partnership in YTD 2025 and YTD 2024, respectively.
Reported net income and diluted EPS were $46 million and $1.22, respectively. Adjusted EBITDA and adjusted EPS were $134 million and $1.83, respectively.
Cash outlays in the first six months of 2025 included the repurchase of approximately 225,000 shares of our common stock at a cost of $19 million, dividends totaling $45 million, and capital expenditures of $13 million. Adjusted cash at June 30, 2025 totaled $114 million and $280 million remains available under our $650 million credit facility.
2025 Guidance
The company also announced its updated guidance for 2025, including the third quarter of 2025. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q3 2025			Full Year 2025

Average WSEEs paid	312,200	—	315,300	310,300	—	313,400
Year-over-year increase	1%	—	2%	1%	—	2%

Adjusted EPS	$0.06	—	$0.49	$1.81	—	$2.51
Year-over-year increase (decrease)	(85)%	—	26%	(49)%	—	(30)%

Adjusted EBITDA (in millions)	$24	—	$44	$170	—	$205
Year-over-year increase (decrease)	(38)%	—	13%	(37)%	—	(24)%
Definition of Key Metrics
Average WSEEs paid — Determined by calculating the company’s cumulative WSEEs paid during the period divided by the number of months in the period.
Adjusted EPS — Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation.
Adjusted EBITDA — Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, amortization of SaaS implementation costs and non-cash stock-based compensation.
Conference Call and Webcast
Insperity will be hosting a conference call today at 8:30 a.m. ET to discuss these results and the guidance discussed in this press release, and answer questions from investment analysts. To listen in, call 877-545-0523 and use conference i.d. number 606106. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 877-481-4010, conference i.d. number 52722. The webcast will be archived for one year.
About Insperity
Since 1986, Insperity’s mission has been to help businesses succeed so communities prosper. Offering the most comprehensive suite of scalable HR solutions available in the marketplace, Insperity is defined by an unrivaled breadth and depth of services and level of care. Through an optimal blend of premium HR service and technology, Insperity delivers the administrative relief, reduced liabilities and better benefit solutions that businesses need to drive performance and growth. With 2024 revenues of $6.6 billion and more than 100 sales offices throughout the U.S., Insperity is currently making a difference in thousands of businesses and communities nationwide. For more information, visit http://www.insperity.com.

Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “forecasts,” “likely,” “possibly,” “probably,” “could,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, in an effort to help keep our stockholders and the public informed about our operations, from time to time, we may issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, including our strategic partnership with Workday, Inc.; projected or anticipated benefits or other consequences of such plans or strategies; or projections involving anticipated revenues, earnings, average number of worksite employees, benefits and workers’ compensation costs, or other operating results. We base these forward-looking statements on our current expectations, estimates and projections. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:
•adverse economic conditions;
•failure to comply with or meet client expectations regarding certain COVID-19 relief programs;
•bank failures or other events affecting financial institutions;
•labor shortages, increasing competition for highly skilled workers, and evolving employee expectations regarding the workplace;
•impact of inflation and changes in U.S. trade policy;
•vulnerability to regional economic factors because of our geographic market concentration;
•failure to comply with covenants under our credit facility;
•impact of a future outbreak of highly infectious or contagious disease;
•our liability for WSEE payroll, payroll taxes and benefits costs, or other liabilities associated with actions of our client companies or WSEEs, including if our clients fail to pay us;
•increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;
•an adverse determination regarding our status as the employer of our WSEEs for tax and benefit purposes and an inability to offer alternative benefit plans following such a determination;
•cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;
•the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;
•regulatory and tax developments and possible adverse application of various federal, state and local regulations;
•failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;
•the impact of the competitive environment and other developments in the human resources services industry, including the professional employer organization (or PEO) industry, on our growth and/or profitability;
•an adverse final judgment or settlement of claims against Insperity;
•disruptions of our information technology systems or failure to enhance our service and technology offerings to address new regulations or client expectations;
•our liability or damage to our reputation relating to disclosure of sensitive or private information as a result of data theft, cyberattacks or security vulnerabilities;
•failure of third-party providers, such as financial institutions, data centers or cloud service providers;
•our ability to fully realize the anticipated benefits of our strategic partnership and complete the development of our joint solution with Workday, Inc.; and
•our ability to integrate or realize expected returns on future product offerings, including through acquisitions, strategic partnerships, and investments.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)	June 30, 2025	December 31, 2024
(in millions)

Assets
Cash and cash equivalents	$441	$1,039
Restricted cash	76	69
Marketable securities	15	16
Accounts receivable, net	843	829
Prepaid insurance and related assets	41	25
Income taxes receivable	11	—
Other current assets	90	107
Total current assets	1,517	2,085
Property and equipment, net	182	192
Right-of-use leased assets	66	65
Deposits and prepaid health insurance	191	195
Goodwill and other intangible assets, net	13	13
Deferred income taxes, net	22	34
Other assets	27	13
Total assets	$2,018	$2,597

Liabilities and stockholders' equity
Accounts payable	$6	$10
Payroll taxes and other payroll deductions payable	366	901
Accrued worksite employee payroll cost	716	730
Accrued health insurance costs	57	19
Accrued workers’ compensation costs	79	71
Accrued corporate payroll and commissions	52	82
Other accrued liabilities	81	117
Total current liabilities	1,357	1,930
Accrued workers’ compensation costs, net of current	113	135
Long-term debt	369	369
Operating lease liabilities, net of current	67	66
Total noncurrent liabilities	549	570
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	228	222
Treasury stock, at cost	(853)	(864)
Retained earnings	736	738
Total stockholders' equity	112	97
Total liabilities and stockholders’ equity	$2,018	$2,597

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share amounts)	2025	2024	Change	2025	2024	Change

Operating results:
Revenues(1)	$1,658	$1,605	3%	$3,521	$3,407	3%
Payroll taxes, benefits and workers’ compensation costs	1,435	1,345	7%	2,988	2,802	7%
Gross profit	223	260	(14)%	533	605	(12)%
Salaries, wages and payroll taxes	129	126	2%	271	266	2%
Stock-based compensation	20	20	—	31	30	3%
Commissions	10	11	(9)%	21	23	(9)%
Advertising	11	12	(8)%	18	19	(5)%
General and administrative expenses	49	57	(14)%	109	114	(4)%
Depreciation and amortization	11	11	—	22	22	—
Total operating expenses	230	237	(3)%	472	474	—
Operating income (loss)	(7)	23	(130)%	61	131	(53)%
Other income (expense):
Interest income	7	9	(22)%	17	19	(11)%
Interest expense	(6)	(7)	(14)%	(12)	(14)	(14)%
Income (loss) before income tax (benefit) expense	(6)	25	(124)%	66	136	(51)%
Income tax (benefit) expense	(1)	7	(114)%	20	39	(49)%
Net income (loss)	$(5)	$18	(128)%	$46	$97	(53)%

Net income (loss) per share of common stock
Basic	$(0.14)	$0.48	(129)%	$1.22	$2.58	(53)%
Diluted	$(0.14)	$0.48	(129)%	$1.22	$2.56	(52)%
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(1)Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024

Gross billings	$10,558	$10,361	$22,702	$21,844
Less: WSEE payroll cost	8,900	8,756	19,181	18,437
Revenues	$1,658	$1,605	$3,521	$3,407

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change

Average WSEEs paid	309,115	306,958	1%	307,569	305,431	1%

Statistical data (per WSEE per month):
Revenues(1)	$1,788	$1,743	3%	$1,908	$1,859	3%
Gross profit	240	282	(15)%	289	330	(12)%
Operating expenses	248	257	(4)%	256	259	(1)%
Operating income (loss)	(8)	25	(132)%	33	71	(54)%
Net income (loss)	(5)	20	(125)%	25	53	(53)%
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(1)Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(per WSEE per month)	2025	2024	2025	2024

Gross billings	$11,385	$11,251	$12,302	$11,920
Less: WSEE payroll cost	9,597	9,508	10,394	10,061
Revenues	$1,788	$1,743	$1,908	$1,859

NON-GAAP FINANCIAL MEASURES
Insperity, Inc.
Non-GAAP FINANCIAL MEASURES
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost	Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.	Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.
Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.	We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, • depreciation and amortization expense, and • amortization of SaaS implementation costs.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock-based compensation.

Adjusted net income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Adjusted EPS	Represents diluted net income per share computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended June 30,				Six Months Ended June 30,
(in millions, except per WSEE per month)	2025		2024		2025		2024
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Payroll cost	$8,900	$9,597	$8,756	$9,508	$19,181	$10,394	$18,437	$10,061
Less: Bonus payroll cost	705	760	845	917	2,948	1,598	2,707	1,478
Non-bonus payroll cost	$8,195	$8,837	$7,911	$8,591	$16,233	$8,796	$15,730	$8,583
Payroll cost % change period over period	2%	1%	1%	3%	4%	3%	1%	2%
Non-bonus payroll cost % change period over period	4%	3%	1%	2%	3%	2%	1%	2%
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in millions)	June 30, 2025	December 31, 2024

Cash, cash equivalents and marketable securities	$456	$1,055
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	316	830
Client prepayments	26	91
Adjusted cash, cash equivalents and marketable securities	$114	$134
Following is a reconciliation of net income (loss) (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

(in millions, except per WSEE per month)	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Net income (loss)	$(5)	$(5)	$18	$20	$46	$25	$97	$53
Income tax (benefit) expense	(1)	(1)	7	7	20	10	39	22
Interest expense	6	6	7	8	12	7	14	8
Amortization of SaaS implementation costs	1	1	3	3	3	2	6	3
Depreciation and amortization	11	12	11	12	22	12	22	12
EBITDA	12	13	46	50	103	56	178	98
Stock-based compensation	20	22	20	22	31	17	30	16
Adjusted EBITDA	$32	$35	$66	$72	$134	$73	$208	$114
Net income (loss) % change period over period	(128)%	(125)%	50%	43%	(53)%	(53)%	(9)%	(9)%
Adjusted EBITDA % change period over period	(52)%	(51)%	29%	33%	(36)%	(36)%	2%	4%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of net income (loss) (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024

Net income (loss)	$(5)	$18	$46	$97
Non-GAAP adjustments:
Stock-based compensation	20	20	31	30
Tax effect	(5)	(5)	(8)	(8)
Total non-GAAP adjustments, net	15	15	23	22
Adjusted net income	$10	$33	$69	$119
Net income (loss) % change period over period	(128)%	50%	(53)%	(9)%
Adjusted net income % change period over period	(70)%	32%	(42)%	(7)%
Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Diluted EPS	$(0.14)	$0.48	$1.22	$2.56
Non-GAAP adjustments:
Stock-based compensation	0.52	0.53	0.81	0.80
Tax effect	(0.12)	(0.15)	(0.20)	(0.23)
Total non-GAAP adjustments, net	0.40	0.38	0.61	0.57
Adjusted EPS	$0.26	$0.86	$1.83	$3.13
Diluted EPS % change period over period	(129)%	45%	(52)%	(8)%
Adjusted EPS % change period over period	(70)%	34%	(42)%	(5)%

NON-GAAP FINANCIAL MEASURES

The following is a reconciliation of GAAP to non-GAAP financial measures for third quarter and full year 2025 guidance:

	Q3 2025	Full Year 2025
(in millions, except per share amounts)	Guidance	Guidance

Net income (loss)	$(10) - $7	$23 - $49
Income tax expense	0 - 3	13 - 22
Interest expense	6	25
SaaS implementation amortization	1	5
Depreciation and amortization	11	43
EBITDA	8 - 28	109 - 144
Stock-based compensation	16	61
Adjusted EBITDA	$24 - $44	$170 - $205

Diluted EPS	$(0.25) - $0.18	$0.59 - $1.29
Non-GAAP adjustments:
Stock-based compensation	0.42	1.62
Tax effect	(0.11)	(0.40)
Total non-GAAP adjustments, net	0.31	1.22
Adjusted EPS	$0.06 - $0.49	$1.81 - $2.51